UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 4, 2011

GREEN PLAINS RENEWABLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction

of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

9420 Underwood Ave., Suite 100, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Green Plains Renewable Energy, Inc. (the “Company”) with the Securities and Exchange Commission on May 9, 2011 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes on executive compensation. No other changes are being made to the Original Filing.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Original Filing announced the final voting results of the matters acted upon by the Company’s shareholders at its Annual Meeting of Shareholders held on May 4, 2011. On August 3, 2011, the Board of Directors determined, consistent with the shareholders’ vote on the matter, to hold a stockholder advisory vote every three years regarding the compensation of the Company’s named executive officers until the next vote on the frequency of such advisory vote is conducted or until the Board of Directors determines that a different frequency for such advisory vote would be in the best interest of the Company’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Renewable Energy, Inc.

Date: August 15, 2011	By:	/s/ Todd A. Becker
Todd A. Becker President and Chief Executive Officer